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                                                                    Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos.333-50957, 333-50959, 333-58037, 333-58035 and 333-81705 and Form
S-3 No. 333-71629) of Racing Champions Corporation of our report dated February 22, 2002, on the consolidated financial statements of Racing Champions Worldwide Limited for the years ended December 31, 2001 and 2000, included in the Annual Report (Form 10-K) of Racing Champions Corporation.


/s/ Ernst & Young LLP

ERNST & YOUNG LLP

Exeter, England
March 26, 2002